UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 23, 2018 (April 19, 2018)

CAPSTONE TURBINE CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15957	95-4180883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

16640 Stagg Street, Van Nuys, California 91406
(Address of Principal Executive Offices) (Zip Code)

(818) 734-5300
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 19, 2018, the Board of Directors (the “Board”) of Capstone Turbine Corporation (“the Company”) voted to increase the size of the Board from seven directors to eight directors and appointed Robert C. Flexon to the Board to fill the resulting vacancy. Mr. Flexon will also serve on the Compensation Committee.

Mr. Flexon was President and Chief Executive Officer and Director of Dynegy Inc. (NYSE: DYN), an independent power producer that owned and operated a number of natural gas and coal-fueled power stations in the U.S, from July 2011 to April 2018. Dynegy Inc. was acquired by Vistra Energy Corp. (NYSE: VST) in April 2018. Prior to joining Dynegy Inc., Mr. Flexon served as the Chief Financial Officer of UGI Corporation (NYSE: UGI), a distributor and marketer of energy products and related services from February 2011 to July 2011. Mr. Flexon was the Chief Executive Officer of Foster Wheeler AG (NASDAQ: FWLT) from June 2010 to October 2010 and the President and Chief Executive Officer of Foster Wheeler USA from November 2009 to May 2010. Prior to joining Foster Wheeler, Mr. Flexon was Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (NYSE: NRG) from February 2009 to November 2009. Mr. Flexon previously served as Executive Vice President and Chief Operating Officer of NRG Energy, Inc. from March 2008 to February 2009 and as its Executive Vice President and Chief Financial Officer from 2004 to 2008. Prior to joining NRG Energy, Mr. Flexon held executive positions with Hercules, Inc. and various key positions, including General Auditor, with Atlantic Richfield Company. Mr. Flexon served on the public board of directors of Foster Wheeler from 2006 until 2009 and from May 2010 to October 2010 and is currently serving on the Boards of Westmoreland Coal Company and Genesys Works-Houston, an organization that transforms the lives of disadvantaged high school students through meaningful work experience. Mr. Flexon holds a Bachelor of Science degree in Accounting from Villanova University.

Mr. Flexon’s term as a director will continue until the next annual meeting of the Company’s stockholders, scheduled for August 30, 2018, when at which time he will stand for re-election. Mr. Flexon was identified by an external search firm. After review of Mr. Flexon’s experience and qualifications, the Company’s Nominating and Corporate Governance Committee recommended Mr. Flexon to the Board for approval. Ms. Flexon will also receive a grant of 11,875 restricted stock units that will vest on the date of the Annual Meeting

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99	Press release dated April 23, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: April 23, 2018	By:	/s/ Jayme Brooks
Jayme L. Brooks
Chief Financial Officer and Chief Accounting Officer